Exhibit 99.1

AITX's RAD Security Solutions Appear in Major Studio Release Mercy

Studio Production Draws from Live Autonomous Systems to Ground Its AI Driven Storyline

Detroit, Michigan, February 10, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that RAD autonomous security solutions were included in the recently released science fiction thriller Mercy, which opened in theaters nationwide on January 23, 2026, reflecting the production team's selection of real deployed security technology to support the film's portrayal of AI influenced justice and law enforcement.

AITX
Artificial Intelligence Technology Solutions Inc.
MERCY
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Not Fiction
In Science Fiction

Artist’s depiction of a RAD ROSA and RIO 360 deployed on an active nighttime film production set, illustrating real world autonomous security systems operating alongside a professional movie crew.

"Mercy explores a future where security decisions are no longer hypothetical and neither is the technology behind them," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "What makes this meaningful is that the film did not rely on imagined systems. RAD solutions are already operating autonomously in live environments today, making them a natural fit for a story centered on AI driven judgment, accountability, and real consequences."

Set in a near future Los Angeles grappling with rising crime and the introduction of accelerated AI driven justice, Mercy presents a world where technology is embedded directly into frontline security and law enforcement decision making. Within that context, RAD autonomous security solutions align naturally with the film's emphasis on realism. For the production, RAD provided one RIO™ 360, one ROSA™, and two RADDOG™ LE2 units, representing persistent, autonomous security systems designed to operate independently across complex, real world urban environments. Rather than relying on fictional devices, the production team selected commercially deployed RAD platforms to ground the narrative in capabilities that already exist and are in active use today.

"While we were in several scenes the final cut severely limited exposure of our devices, which is the director's artistic choice. What this reinforces for us is that film, television, and streaming productions are actively seeking out real autonomous security technology, not props or concepts," added Reinharz. "RAD devices represent how security actually operates in the real world and where it is heading. They perform authentically on camera because they are authentic systems, and they bring a visual presence that naturally fits modern and future facing environments where security must be visible, credible, and trusted."

RAD invites security professionals and channel partners to experience its full portfolio of autonomous security solutions at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or arranged onsite throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

Appearances of RAD autonomous security solutions and related technologies in the film "Mercy"  should not be construed as a testimonial of guaranteed performance, nor as an indication of the Company's future results of operations, revenue, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/